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                                                                   EXHIBIT 21

                        SUBSIDIARIES OF PARAVANT INC.

Engineering Development Laboratories, Incorporated (Ohio)

STL of Ohio, Inc. (Ohio)

Paravant Computer Systems, Inc. (Florida)

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